UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756

(Address of principal executive offices, including zip code)

(479) 464-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2022 annual meeting of stockholders of America’s Car-Mart, Inc. (the “Company”) was held on August 30, 2022. The record date for such meeting was July 7, 2022 on which date there were a total of 6,534,814 shares of common stock outstanding and entitled to vote. The following matters were voted upon by the Company’s stockholders at the annual meeting. The numbers of votes cast for, against or withheld as well as the number of abstentions and broker non-votes, for each of these matters are set forth below.

1. To elect directors for a term of one year.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Ann G. Bordelon	4,951,272	38,705	3,472	851,442
Julia K. Davis	4,946,741	38,566	8,142	851,442
Daniel J. Englander	4,889,567	100,320	3,562	851,442
William H. Henderson	4,972,741	17,161	3,547	851,442
Dawn C. Morris	4,941,767	43,651	8,031	851,442
Joshua G. Welch	4,951,689	38,263	3,497	851,442
Jeffrey A. Williams	4,972,090	17,846	3,513	851,442

2. To approve an advisory resolution regarding the Company's compensation of its named executive officers.

Votes For	4,947,132
Votes Against	40,659
Votes Abstained	5,658
Broker Non-Votes	851,442

3. To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2023.

Votes For	5,795,328
Votes Against	45,898
Votes Abstained	3,665
Broker Non-Votes	0

4. To approve an amendment to the Amended and Restated Stock Option Plan.

Votes For	4,598,054
Votes Against	390,729
Votes Abstained	4,666
Broker Non-Votes	851,442

No additional business or other matters came before the meeting or any adjournment thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: September 1, 2022	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer
(Principal Financial Officer)